EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Second Quarter Results

GREENSBORO, N.C., Aug. 2, 2011 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported second quarter 2011 results with highlights as follows:

Second Quarter 2011 Financial Highlights

  Net interest income, computed on a fully taxable basis, was $5.8 million in the second quarter of 2011, up 1.2% from the second quarter of 2010.
  The net interest margin, computed on a fully taxable basis, increased to 3.76% in the second quarter of 2011 compared to 3.50% in the second quarter of 2010.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at June 30, 2011 for Carolina Bank improved to 8.00% for Tier 1 leverage, 9.63% for Tier 1 risk-based, and 12.54% for total risk-based.
  The provision for loan losses decreased to $1.65 million in the second quarter of 2011 from $4.7 million in the same quarter of 2010.
  Net loss for the second quarter of 2011 of $58,000 improved from the net loss of $1,568,000 in the second quarter 2010. Net loss allocable to common shareholders was $350,000 and $1,856,000 in the second quarter of 2011 and 2010, respectively. Net income available to common shareholders in the second quarter of 2011 would have exceeded $500,000, excluding $1.4 million of impairment charges related to real estate owned sales after June 30, 2011.
  Diluted net (loss) per common share was ($0.10) and ($0.55) in the second quarter of 2011 and 2010, respectively.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc., commented, "We are pleased to report substantial progress in the financial improvement of our core bank. Our net interest margin improved in 2011 to the highest level in ten years, our capital ratios are at a three year high, and our provision for loan losses declined 64.9% in the second quarter of 2011 from a year ago. Our mortgage banking division improved its profitability from the first quarter of 2011 and has seen a recent increase in originations."

Non-performing loans to total loans held for investment increased to 5.95% at June 30, 2011 from 5.39% at December 31, 2010. Non-performing assets to total assets increased to 6.26% at June 30, 2011 from 5.55% at December 31, 2010; however, non-performing assets of over $5.0 million were sold during July. Braswell commented, "Reducing the elevated level of non-performing assets is a top priority of our Bank in 2011." The bank had net loan charge-offs of $0.63 million and $5.13 million in the second quarter of 2011 and 2010, respectively. The allowance for loan losses to loans held for investment increased from 2.40% at December 31, 2010 to 2.68% at June 30, 2011.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem, North Carolina. A mortgage loan production office was opened in Burlington in July 2010. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30, 2011	December 31, 2010*
	(unaudited)
	(in thousands)
Assets
Cash and due from banks	$ 5,053	$ 5,116
Interest-bearing deposits with banks	25,781	17,710
Securities available-for-sale, at fair value	46,256	42,785
Securities held-to-maturity	479	563
Loans held for sale	39,507	53,961
Loans	501,144	514,029
Less allowance for loan losses	(13,439)	(12,359)
Net loans	487,705	501,670
Premises and equipment, net	18,336	18,622
Other real estate owned	11,513	9,848
Bank-owned life insurance	10,193	10,003
Other assets	15,449	16,423
Total assets	$ 660,272	$ 676,701

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 44,622	$ 43,564
NOW, money market and savings	312,771	303,203
Time	224,439	257,800
Total deposits	581,832	604,567

Advances from the Federal Home Loan Bank	3,121	3,165
Securities sold under agreements to repurchase	5,705	432
Subordinated debentures	19,451	19,414
Other liabilities and accrued expenses	5,172	4,841
Total liabilities	615,281	632,419

Commitments
Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2011 and 2010	14,991	14,811
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2011 and 2010	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,852	15,834
Retained earnings	7,884	7,910
Stock in directors' rabbi trust	(786)	(718)
Directors' deferred fees obligation	786	718
Accumulated other comprehensive income	1,036	499
Total stockholders' equity	44,991	44,282
Total liabilities and stockholders' equity	$ 660,272	$ 676,701

* Derived from audited consolidated financial statements.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Interest income
Loans	$ 6,899	$ 7,543	$ 14,049	$ 15,019
Investment securities, taxable	360	420	761	882
Investment securities, non taxable	147	164	309	326
Interest from deposits in banks	28	22	48	44
Total interest income	7,434	8,149	15,167	16,271

Interest expense
NOW, money market, savings	638	926	1,298	1,916
Time deposits	865	1,328	1,832	2,711
Other borrowed funds	187	225	375	454
Total interest expense	1,690	2,479	3,505	5,081

Net interest income	5,744	5,670	11,662	11,190
Provision for loan losses	1,650	4,700	3,350	6,688
Net interest income after provision for loan losses	4,094	970	8,312	4,502
Non-interest income
Service charges	256	235	487	451
Mortgage banking income	2,069	2,187	3,704	3,936
Gains on sale of investment securities	114	55	211	185
Repossessed asset gains (losses)	53	(140)	53	(267)
Other	128	165	275	330
Total non-interest income	2,620	2,502	4,730	4,635

Non-interest expense
Salaries and benefits	3,193	2,810	6,157	5,384
Occupancy and equipment	558	598	1,196	1,206
Professional fees	229	342	482	602
Outside data processing	181	216	400	457
FDIC insurance	334	262	719	519
Advertising and promotion	143	91	230	250
Stationery, printing and supplies	134	132	273	246
Impairment of repossessed assets	1,423	962	1,423	1,469
Repossessed asset expenses	315	259	609	422
Other	512	500	1,003	895
Total non-interest expense	7,022	6,172	12,492	11,450

Income (loss) before income taxes	(308)	(2,700)	550	(2,313)
Income tax benefit	(250)	(1,132)	(4)	(1,044)
Net income (loss)	(58)	(1,568)	554	(1,269)
Dividends and accretion on preferred stock	292	288	580	573
Net (loss) allocable to common stockholders	$ (350)	$ (1,856)	$ (26)	$ (1,842)

Net (loss) per common share
Basic	$ (0.10)	$ (0.55)	$ (0.01)	$ (0.54)
Diluted	$ (0.10)	$ (0.55)	$ (0.01)	$ (0.54)

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2011
(unaudited)
	Quarterly					Years Ended
($ in thousands except for share data)	2nd Qtr. 2011	1st Qtr. 2011	4th Qtr. 2010	3rd Qtr. 2010	2nd Qtr. 2010	2010	2009

EARNINGS
Net interest income	$ 5,744	5,918	6,170	5,981	5,670	23,341	19,705
Provision for loan loss	$ 1,650	1,700	1,825	6,620	4,700	15,133	10,520
NonInterest income	$ 2,620	2,110	4,710	4,030	2,502	13,375	10,550
NonInterest expense	$ 7,022	5,470	8,190	6,421	6,172	26,061	20,577
Net income (loss)	$ (58)	612	679	(1,804)	(1,568)	(2,394)	(358)
Net income (loss) available to common stockholders	$ (350)	324	392	(2,086)	(1,856)	(3,536)	(1,448)
Basic earnings (loss) per share	$ (0.10)	0.10	0.12	(0.62)	(0.55)	(1.04)	(0.43)
Diluted earnings (loss) per share	$ (0.10)	0.10	0.12	(0.62)	(0.55)	(1.04)	(0.43)
Average shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,383,748
Average diluted shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,385,102

PERFORMANCE RATIOS
Return on average assets *	-0.21%	0.20%	0.22%	-1.19%	-1.06%	-0.51%	-0.22%
Return on average common equity *	-4.65%	4.41%	5.24%	-26.45%	-22.54%	-11.08%	-4.21%
Net interest margin (fully-tax equivalent) *	3.76%	3.88%	3.80%	3.70%	3.50%	3.63%	3.20%
Efficiency ratio	83.24%	67.47%	74.73%	63.64%	74.80%	70.38%	67.42%
# full-time equivalent employees - period end	168	163	155	153	147	155	140

CAPITAL
Equity to ending assets	6.81%	6.76%	6.54%	6.36%	6.58%	6.54%	6.88%
Common tangible equity to assets	4.54%	4.52%	4.36%	4.25%	4.50%	4.36%	4.80%
Tier 1 leverage capital ratio - Bank	8.00%	7.91%	7.59%	7.43%	7.23%	7.59%	7.45%
Tier 1 risk-based capital ratio - Bank	9.63%	9.38%	9.00%	8.73%	8.55%	9.00%	8.50%
Total risk-based capital ratio - Bank	12.54%	12.24%	11.82%	11.52%	11.34%	11.82%	11.24%
Book value per common share	$ 8.86	8.86	8.70	8.79	9.37	8.70	9.88

ASSET QUALITY
Net charge-offs (recoveries)	$ 625	1,645	1,096	5,261	5,126	12,855	6,199
Net charge-offs to average loans *	0.50%	1.29%	0.84%	4.02%	3.80%	2.43%	1.19%
Allowance for loan losses	$ 13,439	12,414	12,359	11,629	10,270	12,359	10,081
Allowance for loan losses to loans held invst.	2.68%	2.47%	2.40%	2.24%	1.93%	2.40%	1.90%
Nonperforming loans	$ 29,827	28,651	27,713	26,972	24,721	27,713	14,163
Performing restructured loans	$ 17,138	11,910	8,396	700	--	8,396	--
Repossessed assets	$ 11,513	11,177	9,863	9,763	7,792	9,863	13,964
Nonperforming loans to loans held for investment	5.95%	5.71%	5.39%	5.20%	4.63%	5.39%	2.67%
Nonperforming assets to total assets	6.26%	6.00%	5.55%	5.25%	4.62%	5.55%	4.04%

END OF PERIOD BALANCES
Total assets	$ 660,272	664,130	676,701	700,234	704,340	676,701	697,052
Total loans held for investment	$ 501,144	501,977	514,029	519,177	533,486	514,029	530,606
Total deposits	$ 581,832	589,395	604,567	626,060	626,527	604,567	617,471
Stockholders' equity	$ 44,991	44,903	44,282	44,507	46,359	44,282	47,948

AVERAGE BALANCES
Total assets	$ 666,538	673,663	693,279	698,106	700,598	695,847	665,555
Total earning assets	$ 619,704	626,822	653,276	650,068	658,491	650,926	624,031
Total loans held for investment	$ 500,095	510,051	521,462	523,714	539,554	529,415	522,965
Total interest-bearing deposits	$ 542,800	555,381	574,181	580,084	584,031	578,815	528,158
Common stockholders' equity	$ 30,171	29,795	29,702	31,295	33,034	31,924	34,385

* annualized for all periods presented
return on average assets and on average common equity are computed using net income (loss) available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com